EXHIBIT INDEX

Exhibit (h)(4)   License Agreement, dated June 17, 1999, between Registrant and
                 American Express Company

Exhibit (h)(7)   Transfer Agency Agreement between Registrant and American
                 Express Client Service Corporation, dated Feb. 1, 1999

Exhibit (i)      Opinion  and consent of counsel as to the  legality  of the securities being registered

Exhibit (p)(1)   Directors'  Power of Attorney to sign  Amendments to this
                 Registration Statement dated January 14, 1999

Exhibit (p)(2)   Officers'  Power of Attorney to sign  Amendments  to this
                 Registration Statement, dated March 1, 1999

Exhibit (p)(3)   Trustees' Power of Attorney to sign Amendments to this
                 Registration Statement, dated Jan. 14, 1999

Exhibit (p)(4)   Officers'  Power of Attorney to sign  Amendments  to this
                 Registration Statement,  dated March 1, 1999